# THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "**Amendment**"), is made and entered into this 7th day of March, 2018 (the "**Effective Date**"), by and between DELRAY ANDREW RE, LLC, a Florida limited liability company (the "**Buyer**"), and AREP 5400 EAST AVENUE LLC, a Delaware limited liability company (the "**Seller**").

## RECITALS

A. Buyer and Seller entered into that certain Agreement of Purchase and Sale with an effective date of November 2, 2017, as amended by a certain First Amendment to Agreement of Purchase and Sale dated December 28, 2017 and a certain Second Amendment to Agreement of Purchase and Sale dated January 31, 2018 (collectively, the "**Agreement**"), whereby Seller has agreed to sell and Buyer has agreed to purchase certain real property located approximately at 5400, 5402 and 5408 East Avenue, West Palm Beach, Florida 33407 (as further described in the Agreement), on the terms and conditions set forth in the Agreement.

B. Seller and Buyer desire to amend certain provisions of the Agreement pursuant to the terms and conditions contained herein.

## AGREEMENT

NOW, THEREFORE, in consideration of the following mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are hereby affirmed by the parties as true and correct and each such recital is incorporated herein by this reference. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Purchase Price Increase. In the first sentence of Section I.A. of the Agreement the amount of "Twenty Million Eighty Thousand and No/100 Dollars ($20,080,000.00)" is hereby deleted in its entirety and replaced with: "Twenty Million Two Hundred Thirty Thousand and No/100 Dollars ($20,230,000.00)".

3. Addition of March Earned Payment.

(i) A new Section I.B.6. is hereby added to the Agreement after Section I.B.5. (but before the last grammatical paragraph of Section I.B. of the Agreement) as follows:

> "6. March Earned Payment. On or prior to March 12, 2018 (the "March Deadline"), Purchaser shall deliver Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "March Earned Payment") to Seller."

(ii) In the last grammatical paragraph of Section I.B. of the Agreement the following is hereby inserted after both places the defined term "February Earned Payment" appears: ", March Earned Payment".

(ii) In Section I.C. of the Agreement after the phrase "February Deadline," the following is hereby inserted "(v) the March Earned Payment by the March Deadline,". The existing romanette "(v)" in such Section is hereby changed to romanette "(vi)".

3. Revised Closing Date; No Further Closing Extension Right.

(i) In Section III.A. of the Agreement the date "February 21, 2018" is hereby deleted in its entirety and replaced with: "March 29, 2018".

(ii) Seller acknowledges that Purchaser previously paid the Closing Extension Earned Payment by the Extension Payment Deadline. For clarification, the Closing Date is March 29, 2018 and Purchaser has no rights to extend the Closing Date.

4. Seller Remedies. The last sentence of Section X.A. is hereby deleted in its entirety and replaced with the following:

"Notwithstanding the foregoing, following Seller's termination of this Agreement under this Section X.A., Seller agrees that the Initial Earned Payment, the November Earned Payment and the December Earned Payment (but not any of the January Earned Payment, February Earned Payment, March Earned Payment or Closing Extension Earned Payment) shall be applied against Tenant's arrearages under the Lease accruing from August 1, 2017 through the day the Agreement is terminated in an order and priority determined by Seller in its sole and absolute discretion."

5. General. The captions and section numbers shall not be considered in any way to effect the interpretation of this Amendment. The parties agree that, except as modified by this Amendment, the Agreement remains in full force and effect in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and personal representatives. This Amendment shall not be construed with resort to any presumption against the preparer or maker hereof. The parties represent and warrant that they have authority to enter into this Amendment. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the Amendment shall control. No representation, warranty, agreement, statement, guarantee or promise, if any, made by Seller or any person acting on behalf of Seller which is not contained in the Agreement (as modified by this Amendment) will be valid or binding on Seller.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Delivery of this Amendment may be accomplished by electronic facsimile reproduction (**"FAX"**) or via electronic mail via .PDF (**"PDF"**).

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first set forth above.

WITNESSES:

Print Name: Alex Foster

Print Name: Chris Sweeney

SELLER:

AREP 5400 EAST AVENUE LLC, a Delaware limited liability company

By: AREP 5400 East Avenue Manager LLC, a Delaware limited liability company, its managing member

By: ______
Name: David Wallace
Its: Manager

Print Name: Tirso Perez

Print Name: JUDD BRAZER

BUYER:

DELRAY ANDREW RE, LLC, a Florida limited liability company

By: ______
Name: SHAWN LEDV.
Its: CEO